UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2010

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 24, 2010, NewPage Corporation (the "Company") issued an additional $70 million in aggregate principal amount of its 11.375% senior secured notes due 2014 (the "Notes") in a private placement under Section 4(2) of the Securities Act of 1933, as amended. The net proceeds from the issuance of the Notes will be used to repay existing borrowings under the Company's revolving credit facility and for general corporate purposes. The Notes were issued under the existing indenture, dated as of September 30, 2009 (as amended), among the Company, certain of the Company's subsidiaries, as guarantors, and The Bank of New York Mellon, as trustee, and have substantially the same terms as the existing $1.7 billion of Notes, which were originally issued on September 30, 2009.

On February 24, 2010, the Company issued a press release announcing the issuance of the Notes. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
       99.1        News Release dated February 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: February 24, 2010	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

NewPage Corporation

Date: February 24, 2010	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	News Release